Joint Filer Information


Name:  Empire GP, L.L.C.
Address:   1 Gorham Island, Westport, CT 06880
Designated Filer:  Empire Capital Partners, L.P.
Issuer:  Lantronix, Inc.
Date of Event Requiring Statement:   03/31/05

Signature: Empire GP, L.L.C.

                  By: /s/ Scott A. Fine
                  ----------------------------------
                  Name: Scott A. Fine
                  Title: member



Name:  Scott A. Fine
Address:   1 Gorham Island, Westport, CT 06880
Designated Filer:  Empire Capital Partners, L.P.
Issuer:  Lantronix, Inc.
Date of Event Requiring Statement:   03/31/05

Signature: Scott A. Fine

                  By: /s/ Scott A. Fine
                  -----------------------------------
                  Name: Scott A. Fine, individually